Exhibit 99.1

PowerFleet Reports Third Quarter 2020 Financial Results

Total Revenue Increases 7% Sequentially to $27.6 Million, Driving Gross Profit Expansion and Profitability Improvements, Reflecting Operating Model Leverage and Business Resiliency

Woodcliff Lake, NJ — November 9, 2020 — PowerFleet, Inc. (Nasdaq: PWFL), a global leader and provider of subscription-based wireless IoT and M2M solutions for securing, controlling, tracking, and managing high-value enterprise assets, reported results for the third quarter ended September 30, 2020.

Third Quarter 2020 Financial Highlights

●	Total revenue increased 7% sequentially to $27.6 million

●	High margin, recurring and services revenue increased 2% sequentially to $16.7 million

●	Gross profit increased 6% sequentially to $14.9 million (54.1% of total revenue)

●	Operating expenses decreased 4% sequentially to $14.2 million

●	Net loss attributable to common stockholders totaled $1.7 million, an improvement of $2.1 million compared to net loss of $3.8 million in the second quarter of 2020

●	Adjusted EBITDA, a non-GAAP metric, increased 71% sequentially to $3.6 million (13.0% of total revenue)

●	Operating cash generated for the first nine months of 2020 totaled $5.3 million

●	AT quarter end, cash and cash equivalents totaled $21.1 million and $31.2 million of working capital

Third Quarter 2020 and Recent Operational Highlights

●	Maintained solid on-air subscriber units at over 570,000

●	Continued our roll-out at Ryder to embed telematics into its forklifts and other material handling equipment within its warehouses

●	Extended and expanded partnership with Jungheinrich AG to offer new solutions and channel affiliation in Europe, Middle East and Africa (EMEA) and North America

●	Selected by Day & Ross to outfit a large portion of their trailer fleet with PowerFleet’s LV-500 solar tracking solution and the PowerFleet LV-710 Freight Camera

●	Tapped by Kautex to improve its safety, compliance and utilization through PowerFleet’s telematics solutions

●	Provided The French Red Cross with a plug and play traceability solution used during shipment of healthcare equipment and supplies to respond effectively to the COVID-19 pandemic

Management Commentary

“Our strong financial results for the third quarter demonstrate the resiliency of our business and continued focus on driving profitable growth,” said PowerFleet CEO Chris Wolfe. “Despite the continued headwinds we experienced in certain markets due to the pandemic, we delivered solid sequential improvements in all of our key financial metrics, including a 7% increase in total revenue, a 6% increase in gross profit, a 71% increase in adjusted EBITDA as well as a lower net loss. We’re encouraged by the significant improvement in our bottom-line on a GAAP basis, as well as the $3.6 million we generated in adjusted EBITDA, which marked the highest quarterly level since our acquisition of Pointer, reflecting the leverage in our financial model. Our focus on vertical integration and cost optimization measures also produced strong gross margins and reduced operating expenses.

“Operationally, we’re encouraged by our global team’s execution and building sales momentum. During the quarter we secured several notable wins, including Kautex for a worldwide agreement with expansion opportunities into additional European regions. Additionally, we are seeing increasing demand for our dry van, container and cold chain mobility platforms. In our PowerFleet for Logistics segment, we significantly expanded our business with two existing customers, who recognize the value of PowerFleet solutions, software and analytics for critical operational visibility in high-demand environments.

“Looking ahead, our 570,000-subscriber base provides us with not only high-margin recurring services and subscription revenues but also good visibility as we enter 2021. Our financial foundation remains strong with $21 million of cash, and our consistent cash flow generation, provide us with a diversified and stable plan to execute our growth strategy. We remain confident in our continued ability to execute our strategy and extend our position as one of the world’s leading global IoT companies focused on supply chain visibility, fleet management and unique asset and IoT solutions.”

Third Quarter 2020 Financial Results

Financial results for the quarter ended September 30, 2020 include consolidated results for both I.D. Systems, Inc. and Pointer Telocation Ltd., which was acquired on October 3, 2019. Financial results for the quarter ended September 30, 2019 include only financial results from I.D. Systems, Inc. prior to its acquisition of Pointer Telocation Ltd.

Total revenue increased to $27.6 million from $25.8 million in the prior quarter and increased from $16.9 million in the same year-ago period. Services revenue was $16.7 million (60.5% of total revenue), an improvement from $16.4 million (63.5% of total revenue) in the prior quarter and from $5.8 million (34.5% of total revenue) in the same year-ago period. Product revenue was $10.9 million (39.5% of total revenue), compared to $9.4 million (36.5% of total revenue) in the prior quarter and $11.1 million (65.5% of total revenue) in the same year-ago period.

Gross profit increased to $14.9 million (54.1% of total revenue) from $14.0 million (54.5% of total revenue) in the prior quarter and from $7.6 million (45.2% of total revenue) in the same year-ago period. Service gross profit was $10.7 million (64.2% of total service revenue), compared to $10.7 million (65.2% of total service revenue) in the prior quarter and $3.8 million (65.2% of total service revenue) in the same year-ago period. Product gross profit was $4.2 million (38.6% of total product revenue), compared to $3.4 million (35.9% of total product revenue) in the prior quarter and $3.8 million (34.7% of total product revenue) in the same year-ago period.

Selling, general and administrative expenses were $10.3 million, compared to $10.3 million in the prior quarter and $5.9 million in the same year-ago period. Research and development expenses were $2.5 million, compared to $2.6 million in the prior quarter and $1.8 million in the same year-ago period. Depreciation and amortization expenses were $1.4 million, compared to $1.8 million in the prior quarter and $419,000 in the same year-ago period.

Net loss attributable to common stockholders totaled $1.7 million or $(0.06) per basic and diluted share (based on 30.1 million weighted average shares outstanding), an improvement from net loss of $3.8 million or $(0.13) per basic and diluted share (based on 29.4 million weighted average shares outstanding) in the prior quarter and net loss of $2.1 million or $(0.12) per basic and diluted share in the same year-ago period (based on 17.9 million weighted average shares outstanding).

Adjusted EBITDA, a non-GAAP metric, totaled $3.6 million, an improvement from $2.1 million in the prior quarter and from $738,000 in the same year-ago period (See the section below titled “Non-GAAP Financial Measures” for more information about adjusted EBITDA and its reconciliation to GAAP net income/loss).

At quarter-end, the company had $21.1 million in cash and cash equivalents. The company’s working capital position at quarter-end was $31.2 million.

Investor Conference Call

PowerFleet management will discuss these results and business outlook on a conference call today (Monday, November 9, 2020) at 8:30 a.m. Eastern time (5:30 a.m. Pacific time).

PowerFleet CEO Chris Wolfe and CFO Ned Mavrommatis will host the call, followed by a question and answer session where sell-side analysts and major institutional shareholders can ask questions.

U.S. dial-in: 877-407-0778

International dial-in: 201 689 8565

Passcode: 38420

The conference call will be broadcast simultaneously and available for replay in the investor section of the company’s website at ir.powerfleet.com.

If you have any difficulty connecting with the conference call, please contact PowerFleet’s investor relations team at (949) 574-3860.

Non-GAAP Financial Measures

To supplement its financial statements presented in accordance with Generally Accepted Accounting Principles (GAAP), PowerFleet provides certain non-GAAP measures of financial performance. These non-GAAP measures include adjusted EBITDA and adjusted EBITDA per basic and diluted share. Reference to these non-GAAP measures should be considered in addition to results prepared under current accounting standards, but are not a substitute for, or superior to, GAAP results. These non-GAAP measures are provided to enhance investors’ overall understanding of PowerFleet’s current financial performance. Specifically, PowerFleet believes the non-GAAP measures provide useful information to both management and investors by excluding certain expenses, gains and losses that may not be indicative of its core operating results and business outlook. Adjusted EBITDA is not a measure of financial performance or liquidity under GAAP and, accordingly, should not be considered as an alternate to net income or cash flow from operating activities as an indicator of operating performance or liquidity. Because PowerFleet’s method for calculating the non-GAAP measures may differ from other companies’ methods, the non-GAAP measures may not be comparable to similarly titled measures reported by other companies. Reconciliation of all non-GAAP measures included in this press release to the nearest GAAP measures can be found in the financial tables included in this press release.

PowerFleet, Inc. and Subsidiaries

Reconciliation of GAAP to Adjusted EBITDA Financial Measures

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2020	2019	2020

Net loss attributable to common stockholders	$(2,099,000)	$(1,749,000)	$(6,878,000)	$(10,064,000)
Minority interest	-	6,000	-	(10,000)
Dividends on preferred stock	-	1,159,000	-	3,422,000
Interest (income) expense, net	(27,000)	625,000	(54,000)	1,985,000
Other (income) expense, net	-	-	46,000	(7,000)
Income tax (benefit) expense	-	529,000	-	1,182,000
Depreciation and amortization	447,000	2,109,000	1,299,000	6,159,000
Stock-based compensation	548,000	992,000	1,732,000	3,078,000
Foreign currency translation losses	258,000	(76,000)	288,000	(25,000)
Acquisition-related fees	1,611,000	-	4,673,000	-
Impact of the fair value mark-up of acquired inventory	-	-	-	124,000

Adjusted EBITDA	$738,000	$3,595,000	$1,106,000	$5,844,000

About PowerFleet

PowerFleet® Inc. (NASDAQ: PWFL; TASE: PWFL) is a global leader and provider of subscription-based wireless IoT and M2M solutions for securing, controlling, tracking, and managing high-value enterprise assets such as industrial trucks, tractor trailers, containers, cargo, and vehicles and truck fleets. The company is headquartered in Woodcliff Lake, New Jersey, with offices located around the globe. PowerFleet’s patented technologies address the needs of organizations to monitor and analyze their assets to increase efficiency and productivity, reduce costs, and improve profitability. Our offerings are sold under the global brands PowerFleet, Pointer, and Cellocator. For more information, please visit www.powerfleet.com, the content of which does not form a part of this press release.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of federal securities laws. Forward-looking statements include statements with respect to PowerFleet’s beliefs, plans, goals, objectives, expectations, anticipations, assumptions, estimates, intentions, and future performance, and involve known and unknown risks, uncertainties and other factors, which may be beyond PowerFleet’s control, and which may cause its actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be forward-looking statements. For example, forward-looking statements include statements regarding: prospects for additional customers; potential contract values; market forecasts; projections of earnings, revenues, synergies, accretion or other financial information; emerging new products; and plans, strategies and objectives of management for future operations, including growing revenue, controlling operating costs, increasing production volumes, and expanding business with core customers. The risks and uncertainties referred to above include, but are not limited to, future economic and business conditions, the ability to recognize the anticipated benefits of the acquisition of Pointer, which may be affected by, among other things, the loss of key customers or reduction in the purchase of products by any such customers, the failure of the market for PowerFleet’s products to continue to develop, the possibility that PowerFleet may not be able to integrate successfully the business, operations and employees of I.D. Systems and Pointer, the inability to protect PowerFleet’s intellectual property, the inability to manage growth, the effects of competition from a variety of local, regional, national and other providers of wireless solutions, and other risks detailed from time to time in PowerFleet’s filings with the Securities and Exchange Commission, including PowerFleet’s annual report on Form 10-K for the year ended December 31, 2019. These risks could cause actual results to differ materially from those expressed in any forward-looking statements made by, or on behalf of, PowerFleet. Unless otherwise required by applicable law, PowerFleet assumes no obligation to update the information contained in this press release, and expressly disclaims any obligation to do so, whether a result of new information, future events, or otherwise.

PowerFleet Company Contact

Ned Mavrommatis, CFO

NMavrommatis@powerfleet.com

(201) 996-9000

PowerFleet Investor Contact

Matt Glover

Gateway Investor Relations

PWFL@gatewayIR.com

(949) 574-3860

PowerFleet, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations Data

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2020	2019	2020

Revenue:
Products	$11,062,000	$10,914,000	$28,954,000	$33,516,000
Services	5,822,000	16,688,000	17,815,000	50,650,000

	16,884,000	27,602,000	46,769,000	84,166,000
Cost of revenue:
Cost of products	7,227,000	6,700,000	18,528,000	22,025,000
Cost of services	2,027,000	5,979,000	6,522,000	18,309,000

	9,254,000	12,679,000	25,050,000	40,334,000

Gross profit	7,630,000	14,923,000	21,719,000	43,832,000

Operating expenses:
Selling, general and administrative expenses	5,902,000	10,256,000	17,203,000	34,002,000
Research and development expenses	1,824,000	2,535,000	5,508,000	8,289,000
Depreciation and amortization expenses	419,000	1,380,000	1,221,000	4,903,000
Acquisition-related expenses	1,611,000	-	4,673,000	-

	9,756,000	14,171,000	28,605,000	47,194,000

Income (loss) from operations	(2,126,000)	752,000	(6,886,000)	(3,362,000)
Interest income	37,000	10,000	110,000	41,000
Interest expense	(10,000)	(817,000)	(56,000)	(2,156,000)
Other expense	-	-	(46,000)	7,000

Net loss before income taxes	(2,099,000)	(55,000)	(6,878,000)	(5,470,000)

Income tax expense	-	(529,000)	-	(1,182,000)

Net loss before minority interest	(2,099,000)	(584,000)	(6,878,000)	(6,652,000)
Minority interest	-	(6,000)	-	10,000
Preferred stock dividends	-	(1,159,000)	-	(3,422,000)

Net loss attributable to common stockholders	$(2,099,000)	$(1,749,000)	$(6,878,000)	$(10,064,000)

Net loss per share - basic and diluted	$(0.12)	$(0.06)	$(0.39)	$(0.34)

Weighted average common shares outstanding - basic and diluted	17,929,000	30,143,000	17,744,000	29,528,000

PowerFleet, Inc. and Subsidiaries

Condensed Consolidated Balance Sheet Data

(Unaudited)

	As of
	December 31, 2019	September 30, 2020
		(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$16,395,000	$21,077,000
Restricted cash	308,000	308,000
Accounts receivable, net	27,016,000	23,705,000
Inventory, net	16,381,000	14,354,000
Deferred costs - current	3,720,000	3,292,000
Prepaid expenses and other current assets	7,370,000	5,960,000

Total current assets	71,190,000	68,696,000

Deferred costs - less current portion	4,810,000	2,830,000
Fixed assets, net	8,240,000	7,425,000
Goodwill	89,068,000	88,872,000
Intangible assets, net	36,639,000	32,608,000
Right of use asset	7,024,000	7,514,000
Severance payable fund	3,530,000	3,618,000
Other assets	2,532,000	2,784,000
	$223,033,000	$214,347,000

LIABILITIES
Current liabilities:
Short-term bank debt and current maturities of long-term debt	$3,373,000	$4,414,000
Convertible note payable	5,000,000	5,000,000
Accounts payable and accrued expenses	24,880,000	19,153,000
Deferred revenue - current	7,687,000	7,385,000
Lease liability - current	868,000	1,558,000

Total current liabilities	41,808,000	37,510,000

Long-term debt, less current maturities	26,515,000	23,669,000
Deferred revenue - less current portion	8,544,000	6,703,000
Lease liability - less current portion	6,371,000	6,115,000
Accrued severance payable	4,062,000	4,287,000
Deferred tax liability	3,722,000	4,992,000
Other long-term liabilities	438,000	736,000

	91,460,000	84,012,000
MEZZANINE EQUITY

Convertible redeemable Preferred stock: Series A	47,393,000	50,815,000

STOCKHOLDERS’ EQUITY

Total Powerfleet, Inc. stockholders’ equity	84,190,000	79,555,000
Non-controlling interest	(10,000)	(35,000)
Total equity	84,180,000	79,520,000
Total liabilities and stockholders’ equity	$223,033,000	$214,347,000

PowerFleet, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flow Data

(Unaudited)

	Nine Months ended September 30,
	2019	2020

Cash flows from operating activities (net of net assets acquired):
Net loss before minority interest	$(6,878,000)	$(6,652,000)
Adjustments to reconcile net loss to cash (used in) provided by operating activities:
Inventory reserve	156,000	189,000
Stock based compensation expense	1,732,000	3,078,000
Depreciation and amortization	1,299,000	6,159,000
Right-of-use assets, non-cash lease expense	526,000	2,129,000
Bad debt expense	155,000	309,000
Deferred income taxes	-	1,182,000
Change in contingent consideration	54,000	-
Other non-cash items	22,000	(55,000)
Changes in:
Operating assets and liabilities	(1,371,000)	(1,046,000)

Net cash (used in) provided by operating activities	(4,305,000)	5,293,000

Cash flows from investing activities:
Acquisitions, net of cash assumed	(4,350,000)	-
Proceeds from sale of property and equipment	-	55,000
Capital expenditures	(501,000)	(2,101,000)
Purchases of investments	(99,000)	-
Proceeds from the sale and maturities of investments	4,638,000	-

Net cash used in investing activities	(312,000)	(2,046,000)

Cash flows from financing activities:
Net proceeds from stock offering	-	4,041,000
Repayments of long-term debt	-	(1,495,000)
Short-term bank credit, net	-	(290,000)
Proceeds from exercise of stock options	177,000	371,000
Shares repurchased pursuant to vesting of restricted stock	(291,000)	(298,000)

Net cash (used in) provided by financing activities	(114,000)	2,329,000

Effect of foreign exchange rate changes on cash and cash equivalents	132,000	(894,000)
Net (decrease) increase in cash, cash equivalents and restricted cash	(4,599,000)	4,682,000
Cash, cash equivalents and restricted cash - beginning of period	10,466,000	16,703,000

Cash, cash equivalents and restricted cash - end of period	$5,867,000	$21,385,000